EXHIBIT J
              Energia International de CSW de SA de CV
                         Statement of Income
              For Twelve Months Ended December 31, 1998
                              (Unaudited)
                               ($000's)



      Equity Earnings in Altamira Project         $ 1,290

      Total Expenses                                    -
                                                  --------

      Net Income Before Tax                         1,290

      Income Tax Expense                              485

                                                  --------
      Net Income                                    $ 805

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